IMPAX
LABORATORIES, INC.



COMPANY CONTACTS:                       INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.                Lippert/Heilshorn & Associates, Inc.
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Barry R. Edwards, CEO                   Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 933-0323 Ext. 4360                (212) 838-3777
Larry Hsu, Ph.D., President             Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111                (310) 691-7100
Cornel C. Spiegler, CFO                 www.lhai.com
(215) 289-2220 Ext. 1706                ------------
www.impaxlabs.com
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         IMPAX RECEIVES FINAL FDA APPROVAL AND FIRST-TO-FILE STATUS FOR
               GENERIC VERSION OF WELLBUTRIN SR(R) 200MG TABLETS

                            ELEVENTH APPROVAL IN 2004

HAYWARD, CALIF. (DECEMBER 6, 2004) - IMPAX LABORATORIES, INC. (NASDAQ NM: IPXL) today announced that the U.S. Food and Drug Administration (FDA) has granted final approval to the Company's Abbreviated New Drug Application for a generic version of Wellbutrin SR(R) (Bupropion Hydrochloride) 200mg Tablets. The FDA also awarded the Company first-to-file status and 180-day market exclusivity for this product. GlaxoSmithKline markets Wellbutrin SR for the treatment of depression. U.S. sales of Wellbutrin SR 200mg Tablets were approximately $212 million in the 12 months ended October 31, 2004, according to NDCHealth. IMPAX's Global Pharmaceuticals division will begin marketing this product in the near future.

"We are happy to have received this approval, our second with first-to-file exclusivity," said Larry Hsu, Ph.D., IMPAX's President. "This, our eleventh approval in 2004, continues to validate our ability to develop products that have limited market competition."

IMPAX currently has 14 applications pending at the FDA, including four tentatively approved, which address approximately $5 billion in U.S. branded product sales for the 12 months ended October 31, 2004. Nine of these filings were made under Paragraph IV of the Hatch-Waxman Amendments.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause IMPAX's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, IMPAX's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, IMPAX's ability to successfully develop and commercialize pharmaceutical products, IMPAX's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in IMPAX's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and IMPAX undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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